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                                                                   EXHIBIT 10.44

                MODIFICATION, RATIFICATION AND EXTENSION OF LEASE

         THIS MODIFICATION, RATIFICATION AND EXTENSION OF LEASE ("MRE") is made as of the _____ day of _________________, 2003, by and between SHELBY DRIVE CORPORATION, a Florida corporation ("Landlord") and PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation ("Tenant").

         WHEREAS, Landlord and Tenant did enter into that certain Industrial Lease Agreement ("ILA") dated August 31, 1999 regarding the leasing by Landlord to Tenant of approximately 442,184 square feet comprising all of the building space located at 4650 Shelby Drive, Memphis, Tennessee, also known as Southpark Building N (the "Premises"); and

         WHEREAS, Landlord and Tenant do desire to modify, ratify and extend the ILA as set forth herein.

         NOW, THEREFORE, the undersigned do desire to modify, ratify and extend the ILA as set forth below:

         1. The commencement date of this MRE shall be January 1, 2004 (the "Commencement Date"). Until the Commencement Date, the terms of the ILA shall remain in full force and effect. After the Commencement Date, the terms of the ILA shall be modified and extended as set forth herein.

         2. The new lease term shall be five (5) years ("Lease Term") beginning on January 1, 2004 and ending December 31, 2008.

         3. The annual base rent beginning the Commencement Date shall be $2.60 per square feet for an annual base rent for the premises of One Million One Hundred Forty-Nine Thousand Six Hundred Seventy-Eight and no/100ths Dollars ($1,149,678.00), payable in monthly base rent installments of Ninety-Five Thousand Eight Hundred Six and 50/100ths Dollars ($95,806.50), payable in advance and due on the first day of each month during the Lease Term beginning the Commencement Date.

         4. Tenant shall have a one-time option to cancel the Lease effective April 30, 2007 so long as Tenant has provided Landlord written notice on or before November 1, 2006 (the "Cancellation Notice"). Tenant shall pay to Landlord simultaneously with the Cancellation Notice a cancellation fee of Three Hundred Eighty Thousand and no/100ths Dollars ($380,000.00), which shall not release Tenant from the obligation to pay all sums due under the ILA until April 30, 2007.

         5. Landlord shall provide to Tenant an allowance of up to Forty-Three Thousand Two Hundred Sixty-Eight and no/100ths Dollars ($43,268.00) for the replacement of condenser coils in eight (8) of the existing HVAC units.

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         6.       Landlord shall have the roof, which is currently under
warranty, inspected by the manufacturer and repair any existing leaks.

         7. Landlord shall provide an allowance to Tenant of up to Thirteen Thousand Eight Hundred Ninety and no/100ths Dollars ($13,890.00) for the repair of existing cracks in the parking lot. Landlord shall approve in advance the contractor and the work to be performed.

         8. Landlord agrees to paint the upper section of the front fascia panel to eliminate the discoloration around the PFS sign and logo.

         9. Landlord shall provide an allowance of up to $110,000.00 for any additional improvements required by Tenant (the "Discretionary Tenant Improvement Allowance"). Landlord shall require Tenant to utilize the Discretionary Tenant Improvement Allowance on or before March 31, 2004. Up to 50% of any remaining Discretionary Tenant Improvement Allowance after March 31, 2004 may be used to offset rent.

         10.      Tenant shall have the right to extend the Lease Term for two
(2) three-year options under the following terms and conditions:

                  a. Tenant shall give Landlord at least six (6) months' written notice prior to the end of the then current lease term of Tenant's decision to exercise such option to renew (the "Option Notice").

                  b. Tenant shall not be in default under the Lease at the time of such Option Notice.

                  c. The first renewal option ("First Renewal Option") shall have a base rental rate equal to 95% of the then current market rate, but in no case shall it be less than the rental rate during the initial Lease Term.

                  d. The second renewal option ("Second Renewal Option") shall have a base rental rate equal to the then current market rate, but in no case less than the base rental rate during the First Renewal Option.

         11. Notices to Landlord shall be delivered to the following address:

                           Shelby Drive Corporation
                           Attention:  Mr. Ed Daley
                           c/o L&B Realty Advisors, Inc.
                           8750 N. Central Expressway, Suite 800
                           Dallas, Texas 75231

                           With copy to:
                           Weston Management Company
                           P.O. Box 17847
                           Memphis, Tennessee 38187-0847
                           Attn: Lease Administrator

         12.      Section 40 of the ILA is deleted in its entirety.

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         13.      Section 14 of Exhibit C to the ILA is hereby amended by adding the following: "Upon termination or expiration of this Lease, Tenant has no obligation to remove the Starter fixtures or improvements."

         14. All other terms, conditions and provisions of the ILA shall remain in full force and effect unless specifically modified herein.

         15. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement (or have caused this Agreement to be executed by their respective officers, duly authorized to do so, on the day and year first above written.

                                    LANDLORD:

                                    SHELBY DRIVE CORPORATION,
                                    a Florida corporation

                                    By:_________________________________

                                    Title:______________________________

                                    TENANT:

                                    PRIORITY FULFILLMENT SERVICES, INC.,

                                    a Delaware corporation

                                    By:_________________________________
                                       Mark C. Layton

                                    Title:______________________________

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                     ACKNOWLEDGMENTS FOR LANDLORD AND TENANT

STATE OF                            )
                                    )   ss.
COUNTY OF                           )

         BEFORE ME, the undersigned Notary Public in and for the State and County aforesaid, personally appeared____________________ with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence) who, upon oath, acknowledged himself to be the______________ of Priority Fulfillment Services, Inc., the within named bargainor, a Delaware corporation, and that he as such________________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such_____________________.

         WITNESS my hand and Official Seal at office this_______________day of______________________, 2003.

                                                              _____________
                                                              Notary Public
_____________________
My Commission Expires:

STATE OF TEXAS             )
                           )   ss.
COUNTY OF DALLAS           )

         BEFORE ME, a Notary Public in and for said County, personally appeared Edward J. Daley, known to me to be the person who, as Vice President, of Shelby Drive Corporation the corporation which executed the foregoing instrument in its capacity as Landlord, signed the same, and acknowledged to me that he did so sign said instrument in the name and upon behalf of said corporation as officer of said corporation, that the same is his free act and deed as such officer

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and he was duly authorized thereunto by its board of directors, and that the seal affixed to said instrument is the corporate seal of said corporation.

                  IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed by official seal, this ______________ day of ______________, 2003.

                                                   _____________________________
                                                   Notary Public

________________________________
My Commission Expires:

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